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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Diedrich Coffee
Irvine, California

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 1996, except as to Note 9, which is as of July 19, 1996, relating to the financial statements of Diedrich Coffee, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP

                                          BDO SEIDMAN, LLP
Costa Mesa, California

September 9, 1996